QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.9

SECURITY AGREEMENT
(ISSUER)

        This SECURITY AGREEMENT (this "Agreement"), dated as of December 15, 2004, is entered into by and between IDI ACQUISITION CORP., a Delaware corporation ("IDI"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as collateral agent ("Collateral Agent"), for the holders of the Notes (as hereinafter defined), in light of the following:

        WHEREAS, IDI, InterDent, Inc., a Delaware corporation ("Parent"), InterDent Service Corporation, a Washington corporation ("Service"), Wells Fargo Bank, National Association, a national banking association, as trustee ("Trustee"), and as Collateral Agent have entered into an indenture, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which IDI issued $80,000,000 in aggregate principal amount of 10 3/4% Senior Secured Notes due 2011 (together with any notes issued in replacement thereof or in exchange or substitution therefore, including, without limitation, pursuant to the transactions contemplated by the registration rights agreement, dated as of the date hereof, among Debtor, Parent, IDI and Jefferies & Company, Inc., the "Notes");

        WHEREAS, pursuant to an agreement and plan of merger, dated as of the date hereof, IDI will, immediately after the execution hereof, merge (the "Merger") with and into Service and Service will become generally obligated for all of the obligations of IDI, including, without limitation, the obligations under this Agreement, the Notes and the Indenture, and will succeed to all of the assets of IDI;

        WHEREAS, upon the authorization of the filing of the appropriate Merger documents with the Delaware Secretary of State, Service shall execute a supplement to this Agreement in the form of Exhibit A hereto;

        WHEREAS, all references herein to "Debtor" shall mean (i) prior to the Merger, IDI and (ii) on and after the effectiveness of the Merger, Service;

        WHEREAS, Debtor desires to secure its obligations under the Note Documents to which it is party by granting to Collateral Agent, for the benefit of the holders of the Notes, security interests in the Collateral as set forth herein;

        WHEREAS, Debtor has agreed to pledge, grant, transfer, and assign to the Collateral Agent, for the benefit of the holders of the Notes, a security interest in the Pledged Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

        NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Collateral Agent and Debtor agree as follows:

        1.    DEFINITIONS AND CONSTRUCTION.

          1.1    Definitions.    All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture. As used in this Agreement, the following terms shall have the following definitions:

            "Account" means any "account" (as that term is defined in the Code).

            "Account Debtor" means any Person who is obligated on an Account, chattel paper, or a General Intangible.

            "Additional Documents" has the meaning set forth in Section 2.4(c).

            "Agreement" means this Security Agreement and any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

            "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute.

            "Books" means Debtor's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

            "Cash Management Accounts" means any Deposit Accounts (as that term is defined in the Code) of the Debtor or any of its subsidiaries into which are deposited Collections from Deposit Accounts held by any dental professional corporation affiliated with Debtor or any of its subsidiaries.

            "Chief Executive Office" means the address of the chief executive office of Debtor set forth on Schedule A to this Agreement.

            "Code" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Collateral Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

            "Collateral" means, with respect to Debtor, all of Debtor's now owned or hereafter acquired right, title, and interest in and to each of the following: all of its Accounts; all of its Books; all of its commercial tort claims; all of its Deposit Accounts; all of its Equipment; all of its General Intangibles; all of its Inventory; all of its Investment Property (including all of its securities and Securities Accounts); all of its Negotiable Collateral; all of its Supporting Obligations; any money or other assets of Debtor which now or hereafter come into the possession, custody, or control of any holder of the Notes; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Collateral Agent" has the meaning set forth in the preamble to this Agreement.

            "Collateral Agent's Liens" means the Liens granted by Debtor to Collateral Agent under this Agreement or the other Note Documents to which Debtor is a party.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

            "Commercial Tort Claim Assignment" has the meaning set forth in Section 2.4(b).

            "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Collateral Agent, executed and delivered by Debtor, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) in form and substance satisfactory to Collateral Agent.

            "Debtor" has the meaning set forth in the recitals to this Agreement.

            "Deposit Account" means any deposit account (as that term is defined in the Code).

            "Discharge of Priority Lien Obligations" has the meaning set forth in the Intercreditor Agreement.

            "Equipment" means "equipment" (as that term is defined in the Code), and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

            "IDI" has the meaning set forth in the recitals to the Agreement.

            "Indenture" has the meaning set forth in the recitals to this Agreement.

            "Inventory" means "inventory" (as that term is defined in the Code).

            "Investment Property" means "investment property" (as that term is defined in the Code).

            "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Debtor and its subsidiaries, taken as a whole, or (b) a material impairment of Debtor's and its subsidiaries' ability to perform its material obligations under the Note Documents to which it is a party or of the Collateral Agent's ability to enforce the Debtor's obligations under the Note Documents or realize upon the Collateral.

            "Merger" has the meaning set forth in the recitals to this Agreement.

            "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper) (each as defined in the Code and in each case regardless of whether or not in negotiable form).

            "Notes" has the meaning set forth in the recitals to this Agreement.

            "Parent" has the meaning set forth in the recitals to this Agreement.

            "Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a senior secured lender) business judgment.

            "Priority Lien Obligations" has the meaning set forth in the Intercreditor Agreement.

            "Priority Lien Representative" has the meaning set forth in the Intercreditor Agreement.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by Debtor or its subsidiaries and the improvements thereto.

            "Record" means record as defined in the Code.

            "Restricted Accounts" means each of the following: (i) the Deposit Account maintained at McDonald Investment (Account No. 63153600) for purposes of satisfying certain requirements under Oregon regulatory law, (ii) the Deposit Account maintained at West Coast Trust (Account No. 56-1872-00) for purposes of satisfying certain requirements under Oregon regulatory law, and (iii) the Deposit Account maintained at Wells Fargo Bank, N.A. (Account No. 753-0577850) for purposes of satisfying certain requirements of California's Department of Managed Health Care.

            "Secured Obligations" means all liabilities, obligations (including the Obligations), or undertakings owing by Debtor to Trustee or Collateral Agent on behalf of the holders of the Note of any kind or description arising out of or outstanding under, advanced or issued pursuant to this Agreement, the Indenture or any of the other Note Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, indemnities, fees (including attorneys fees), and expenses (including interest, costs, indemnities, fees, and expenses that accrue with respect thereto, irrespective of whether a claim therefor is allowed pursuant to the provisions of the Bankruptcy Code (if applicable)) and any and all other amounts which Debtor is required to pay pursuant to any of the foregoing, by law, or otherwise.

            "Securities Accounts" means a securities account (as that term is defined in the Code).

            "Supporting Obligation" means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, instrument, or Investment Property.

            "Trustee" the meaning set forth in the recitals to this Agreement.

            "Voidable Transfer" has the meaning set forth in Section 11.8.

          1.2    Code.    Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

          1.3    Construction.    Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference to this Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. In the event of a direct conflict between the terms and provisions of this Agreement and the Indenture, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Indenture shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Debtor and supplemental rights and remedies in favor of Collateral Agent, in each case in respect of the Collateral, shall not be deemed a conflict with the Indenture. Any reference herein to the repayment in full of the Secured Obligations shall mean the repayment in full of all Secured Obligations other than contingent indemnification Secured Obligations. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Note Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as the accuracy and completeness of the information contained therein.

          1.4    Schedules and Exhibits.    All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

        2.    CREATION OF SECURITY INTEREST.

          2.1.    Grant of Security Interest.    Debtor hereby grants to Collateral Agent, for the benefit of the holders of the Notes, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral to secure prompt repayment of any and all of Debtor's Secured Obligations in accordance with the terms and conditions of the Indenture and the other Note Documents and to secure prompt performance by Debtor of Debtor's covenants and duties under the Note Documents. Collateral Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Collateral Agent or Debtor. Notwithstanding anything contained in this Agreement, the Indenture or any other Note Document to the contrary, Debtor has no authority, express or implied, to dispose of any item or portion of the Collateral, except as permitted under, and pursuant to, Section 4.10 of the Indenture.

          2.2.    Negotiable Collateral.    In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Collateral Agent determines in its Permitted Discretion that perfection or priority of Collateral Agent's security interest is dependent on or enhanced by possession, Debtor, promptly upon the request of Collateral Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Collateral Agent or, if applicable, establish the Trustee's "control" within the meaning of the applicable provision of the Code over such Negotiable Collateral. Prior to a Discharge of Priority Lien Obligations, Debtor may satisfy its obligations under this Section 2.2(a) by giving the Priority Lien Representative as agent for the Trustee such possession or control.

          2.3.    Collection of Accounts, General Intangibles, Negotiable Collateral.    At any time after the occurrence and during the continuation of an Event of Default, Collateral Agent or Collateral Agent's designee may, subject to the terms of the Intercreditor Agreement (a) notify Account Debtors of Debtor that Debtor's Accounts, chattel paper, or General Intangibles have been assigned to Collateral Agent or that Collateral Agent has a security interest therein, or (b) collect Debtor's Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to Debtor. Debtor agrees that it will hold in trust for Collateral Agent, as Collateral Agent's trustee, any Collections that it receives and promptly will deliver such Collections to Collateral Agent in their original form as received by Debtor.

          2.4.    Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

            (a)   Debtor authorizes Collateral Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated herein and by the other Note Documents, and any continuation statement or amendment with respect thereto (including any financing statements that (i) indicate the Collateral (A) as all assets of Debtor or words of similar effect, regardless of whether any particular asset of Debtor falls within the scope of Article 9 of the Code or whether any portion of the assets of Debtor constitute part of the Collateral, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether Collateral Agent is an organization, the type of organization and any organization identification number issued to Debtor, and (y) in the case of a financing statement filed as a fixture filing or indicating the Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates), in any appropriate filing office without the signature of Debtor where permitted by applicable law. Debtor hereby ratifies the filing of any financing statement filed without the signature of Debtor prior to the date hereof.

            (b)   If Debtor acquires any commercial tort claim after the date hereof, Debtor shall promptly (but in any event within 10 Business Days after such acquisition) deliver to Collateral Agent a written description of such commercial tort claim and shall, upon request of Collateral Agent, promptly deliver a written agreement, in form and substance satisfactory to Collateral Agent in its Permitted Discretion, pursuant to which Debtor to the extent not prohibited by law, shall grant a security interest in such commercial tort claim to Collateral Agent, as security for the Secured Obligations (a "Commercial Tort Claim Assignment").

            (c)   At any time upon the request of Collateral Agent, Debtor shall execute and deliver to Collateral Agent, any and all financing statements, original financing statements in lieu of continuation statements, amendments to financing statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Collateral Agent may request in its Permitted Discretion, in form and substance satisfactory to Collateral Agent, to create, perfect, and continue perfected or to better perfect the Collateral Agent's Liens in the assets of Debtor (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Collateral Agent in any Real Property acquired by Debtor after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Note Documents. In addition, on such periodic basis as Collateral Agent shall require in its Permitted Discretion, Debtor shall (i) provide Collateral Agent with a report of all new material patentable, copyrightable or trademarkable materials acquired or generated by Debtor during the prior period, (ii) cause all material patents, copyrights and trademarks acquired or generated by Debtor that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Debtor's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Collateral Agent supplemental schedules to the applicable Note Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder; provided, however, that Debtor shall not register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the Closing Date or thereafter acquired, arising, or developed) unless (i) Debtor provides Collateral Agent with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration, and (ii) prior to such registration, the applicable Person executes and delivers to Collateral Agent a copyright security agreement in form and substance satisfactory to Collateral Agent, supplemental schedules to any existing copyright security agreement, or such other documentation as Collateral Agent reasonably deems necessary in order to perfect and continue perfected Collateral Agent's Liens on such copyrights following such registration.

          2.5.    Power of Attorney.    Debtor hereby irrevocably makes, constitutes, and appoints Collateral Agent (and any of Collateral Agent's officers, employees, or agents designated by Collateral Agent) as Debtor's true and lawful attorney-in-fact, with power to: (a) at any time that an Event of Default or Default has occurred and is continuing, sign the name of Debtor on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing, sign Debtor's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors; (c) at any time that an Event of Default or Default has occurred and is continuing, send requests for verification of Debtor's Accounts;

  (d) at any time that an Event of Default or Default has occurred and is continuing, endorse Debtor's name on any of its payment items (including all of its Collections) that may come into the holders of the Notes possession; (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Debtor's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Debtor's Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Collateral Agent determines to be reasonable, and Collateral Agent may cause to be executed and delivered any documents and releases that Collateral Agent determines to be necessary. The appointment of Collateral Agent as Debtor's attorney-in-fact, and each and every one of Collateral Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have been fully and finally repaid and performed and the Collateral Agent has no further obligations under the Indenture or any of the other Note Documents.

          2.6.    Incorporation into Indenture.    The Collateral described in this Agreement shall constitute part of the Collateral in the Indenture.

          2.7.    Control Agreements.    Debtor agrees that it will take any or all reasonable steps that Collateral Agent requests to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights; provided that Debtor shall not be required to obtain "control" for the Collateral Agent as described above for (i) any Deposit Accounts or Securities Accounts of the Debtor which do not contain an aggregate amount in excess of $50,000 (after giving effect to any daily sweep of such Deposit Accounts or Securities Accounts), (ii) that certain Deposit Account maintained at US Bank (Account No. 104756713715) which serves as cash collateral for credit card processing services provided by US Bank provided that the balance in such account does not exceed $25,000 at any time, and (iii) the Restricted Accounts. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, Collateral Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Collateral Agent's Account.

        3.    REPRESENTATIONS AND WARRANTIES.    In order to induce the Collateral Agent and the holders of the Notes to enter into this Agreement, Debtor makes the following representations and warranties to the Collateral Agent and the holders of the Notes which shall be true, correct, and complete, in all material respects, as of the date hereof, and such representations and warranties shall survive the execution and delivery of this Agreement:

          3.1.    State of Incorporation.    IDI has been duly organized as a corporation solely under the laws of Delaware and remains duly existing as such. Service has been duly organized as a corporation solely under the laws of Washington and remains duly existing as such. Neither IDI nor Service have filed any certificates of domestication, transfer or continuance in any other jurisdiction.

          3.2.    Location of Chief Executive Office.    The Chief Executive Office of Debtor is located at the address indicated on Schedule A.

          3.3.    Due Organization and Qualification.    IDI is in good standing under the laws of Delaware. Service is in good standing under the laws of Washington. Both IDI and Service qualify to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

          3.4.    Due Authorization; No Conflict.    The execution, delivery, and performance by Debtor of this Agreement has been duly authorized by all necessary action on the part of Debtor. The execution, delivery, and performance by Debtor of this Agreement will not (i) violate any provision of federal, state, or local law or regulation applicable to Debtor, the governing documents of Debtor (including its Articles and Bylaws), or any order, judgment, or decree of any court or other Governmental Authority binding on Debtor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Debtor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Debtor, other than Permitted Liens, or (iv) require any approval or consent of any Person under any material contractual obligation of Debtor, other than consents or approvals that have been obtained and that are still in force and effect. This Agreement and the other Note Documents to which Debtor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Debtor will be the legally valid and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          3.5.    Debtor Is Informed of Changes to Collateral.    Debtor has taken all steps it deems reasonably necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Collateral, and Debtor agrees that no holder of the Notes, or Collateral Agent on behalf thereof, shall have any responsibility or liability for informing Debtor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

          3.6.    Accuracy and Completeness of All Information.    All information herein or hereafter supplied to Collateral Agent or any other member of the holders of the Notes by or on behalf of Debtor in writing with respect to the Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects on the date as of which such information is dated or certified.

          3.7.    Title; No Encumbrances.    Debtor is and will be the sole legal and beneficial owner of the Collateral free and clear of any adverse claim, Lien, or other right, title, or interest of any party, other than the Permitted Liens and the Priority Lien Obligations.

          3.8.    Valid and Perfected Security Interest.    This Agreement creates a valid security interest (subject only to the priority interest of the Priority Lien Representative and the priority of Permitted Liens, if applicable) in the Collateral, for the benefit of the holders of the Notes, securing payment of the Secured Obligations. Upon the filing of the trademark security agreement, dated as of the date hereof, between Service and Collateral Agent with the United States Patent and Trademark Office, UCC-1 financing statements having been duly filed with the Delaware Secretary of State under the name "IDI Acquisition Corp." and Washington Department of Licensing under the name "InterDent Service Corporation," the security interest in the Collateral granted hereunder shall constitute at all times a valid security interest, perfected with respect to all Collateral for which the filing of such instruments is a valid method of perfection, and assuming timely filing of necessary continuation instruments.

        4.    COVENANTS OF DEBTOR.

          4.1.    Performance Under Indenture.    Debtor shall perform each and every covenant in the Indenture applicable to Debtor.

          4.2.    Records.    At all times keep at least one complete set of its records concerning substantially all of the Collateral at its Chief Executive Office as set forth in Schedule A hereto,

  and not change the location of its Chief Executive Office or jurisdiction of organization or such records without giving Collateral Agent at least thirty (30) days prior written notice thereof.

          4.3.    Notice.    Upon receipt by Debtor of any material notice, report, or other communication relating to all or any part of the Collateral, deliver such notice, report or other communication to Collateral Agent promptly, but in no event later than ten (10) Business Days following the receipt thereof by Debtor.

          4.4.    No Unlawful Use.    Debtor hereby covenants and agrees that shall not permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, the Note Documents or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral.

          4.5.    Taxes, Assessments and Governmental Charges.    Debtor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, Debtor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Debtor or any of the Collateral as a result of the failure to make such payment.

          4.6.    No Impairment of Rights In Collateral.    Debtor shall not take or permit any action which could materially impair the rights of the Collateral Agent or the holders of the Notes in the Collateral.

          4.7.    No Unauthorized Sales or Transfers.    Debtor shall not sell, transfer or assign (by operation of law or otherwise) any Collateral, except as permitted by the Indenture.

          4.8.    Duties of Collateral Agent.    Notwithstanding any provision contained in this Agreement, neither Collateral Agent nor any member of the holders of the Notes shall have any duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Debtor or any other Person for any failure to do so or delay in doing so.

        5.    [Intentionally omitted.]

        6.    COLLATERAL AGENT'S RIGHTS AND REMEDIES.

          6.1.    Rights and Remedies.    Upon the occurrence and during the continuance of an Event of Default, the holders of a majority in aggregate principal amount of the then outstanding Notes (at their election but without notice of their election and without demand) may authorize and instruct Collateral Agent to do any one or more of the following on behalf of the holders of the Notes, all of which are authorized by Debtor, subject to the terms of the Intercreditor Agreement:

            (a)   Proceed directly and at once, without notice, against Debtor to collect and recover the full amount or any portion of the Secured Obligations, without first proceeding against Parent, or against any security or collateral for the Secured Obligations;

            (b)   Without notice to Debtor (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Secured Obligations any and all (i) balances and deposits of Debtor held by the holders of the Notes, or (ii) Indebtedness at any time owing to or for the credit or the account of Debtor held by the holders of the Notes;

            (c)   Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein and in the Guaranty or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity;

            (d)   Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms that Collateral Agent considers advisable, and in such cases, Debtor will be given credit only for the net amounts received by Collateral Agent in payment of such disputed Accounts after deducting all expenses incurred or expended by the Collateral Agent in connection therewith;

            (e)   Cause Debtor to hold all returned Inventory in trust for Collateral Agent, segregate all returned Inventory from all other assets of Debtor or in Debtor's possession;

            (f)    Without notice or demand upon Debtor, make such payments and do such acts as Collateral Agent considers necessary or reasonable to protect its security interest in the Collateral. Debtor agrees to assemble the Collateral if Collateral Agent so requires, and to make the Collateral available to Collateral Agent at a place that Collateral Agent may designate which is reasonably convenient to both parties. Debtor authorizes Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Collateral Agent's determination appears to conflict with the Collateral Agent's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Debtor for all such expenses. With respect to any of Debtor's owned premises, Debtor hereby grants Collateral Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the rights or remedies provided herein to the holders of the Notes, at law, in equity, or otherwise;

            (g)   Hold, as cash collateral, any and all balances and deposits of Debtor held by the holders of the Notes, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Secured Obligations;

            (h)   Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent is hereby granted a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, solely for completing production of advertising for sale and selling any Collateral, and Debtor's rights under all licenses and all franchise agreements shall inure to the holders of the Notes benefit;

            (i)    Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor's premises) as Collateral Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

            (j)    Except in those circumstances where no notice is required under the Code, Collateral Agent shall give notice of the disposition of the Collateral as follows:

              (i)    Collateral Agent shall give Debtor a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made; and

              (ii)   The notice shall be personally delivered or mailed, postage prepaid, to Debtor as provided in Section 9, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

            (k)   Collateral Agent, on behalf of the holders of the Notes, may credit bid and purchase at any public sale;

            (l)    Collateral Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver or keeper without the requirement of prior notice or a hearing; and

            (m)  The holders of the Notes shall have all other rights and remedies available at law or in equity or pursuant to any other Note Documents.

          6.2.    Remedies Cumulative.    Collateral Agent's rights and remedies under this Agreement, the Indenture, the other Note Documents, and all other agreements shall be cumulative. Collateral Agent shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Collateral Agent of one right or remedy shall be deemed an election, and no waiver by any member of the holders of the Notes of any Event of Default on Debtor's part shall be deemed a continuing waiver. No delay by the Collateral Agent or the holders of the Notes shall constitute a waiver, election, or acquiescence by any of them.

        7.    [Intentionally omitted.]

        8.    WAIVERS; INDEMNIFICATION.

          8.1.    Demand; Protest; Etc.    Except as otherwise expressly provided for herein or in any other Note Document, Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the holders of the Notes, or Collateral Agent on behalf thereof, on which Debtor may in any way be liable.

          8.2.    Holders of the Notes Liability for Collateral.    So long as the holders of the Notes comply with their obligations, if any, under the Code and no willful misconduct or gross negligence occurs, Collateral Agent shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Debtor.

          8.3.    [Intentionally omitted.]

        9.    NOTICES.    All notices and other communications hereunder to Collateral Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Indenture and all notices and other communications hereunder to Debtor shall be in writing and shall be mailed, sent or delivered in care of Debtor in accordance with the Indenture.

        10.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.    THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

        THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE NEW YORK STATE COURTS AND FEDERAL COURTS LOCATED IN

THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. DEBTOR AND COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.

        DEBTOR AND COLLATERAL AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. DEBTOR AND COLLATERAL AGENT REPRESENT THAT EACH SUCH PARTY HAS REVIEWED THIS WAIVER AND EACH SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        11.    GENERAL PROVISIONS.

          11.1.    Effectiveness.    This Agreement shall be binding and deemed effective when executed by Debtor and accepted and executed by Collateral Agent.

          11.2.    Successors and Assigns.    This Agreement shall be binding upon Debtor and its successors and assigns and shall inure to the benefit of the successors and assigns of Collateral Agent and each holder of the Notes; provided, however, Debtor shall not assign this Agreement or delegate any of its duties hereunder without Collateral Agent's prior written consent and any assignment by Debtor without Collateral Agent's consent shall be absolutely void. Subject to the provisions of the Indenture, Collateral Agent may assign this Agreement and its rights and duties hereunder and no consent or approval by Debtor is required in connection with any such assignment

          11.3.    Section Headings.    Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

          11.4.    Interpretation.    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any holder of the Notes or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          11.5.    Severability of Provisions.    Any provision of this Agreement that is prohibited or unenforceable under applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          11.6.    Amendments in Writing.    This Agreement can only be amended by a writing signed by Collateral Agent and Debtor.

          11.7.    Counterparts; Telefacsimile Execution.    This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this

  Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          11.8.    Revival and Reinstatement of Obligations.    If the incurrence or payment of the Secured Obligations by Debtor or the transfer by Debtor to Collateral Agent of any property of Debtor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Collateral Agent is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Collateral Agent is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of Collateral Agent related thereto, the liability of Debtor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          11.9.    Termination.    Upon the final payment in full in cash of the Secured Obligations and as further provided in the Indenture and Intercreditor Agreement, this Agreement shall terminate, and Collateral Agent shall execute and deliver such documents and instruments and take such further action reasonably requested by Debtor, at Debtor's expense, as shall be necessary to evidence termination of the security interests granted by Debtor to Collateral Agent for the benefit of the holders of the Notes.

          11.10.    Indemnification of Collateral Agent.    In connection with its appointment and acting hereunder, the Collateral Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Indenture. All such indemnities shall survive the termination of this agreement or the Indenture, or the resignation or removal of the Collateral Agent.

          Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith or by reason of any act or omission by the Collateral Agent, except to the extent that such liability arises from the Collateral Agent's negligence or bad faith.

          The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, as to the title of the Company to the Collateral, as to the security afforded by this Agreement or any other Security Document or as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any other Security Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. Except as may be expressly provided in the Indenture, the Intercreditor Agreement or any Security Document, the Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Company or to the holders of the Notes as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. Without limitation on the Collateral Agent's right to make any such filing, the Collateral Agent shall have no obligations (i) to file any UCC financing statements or UCC continuation statements except at the written direction of Debtor and upon receipt of such statements completed and in a proper form for filing provided to the Collateral Agent at least five Business Days in advance of any requested filing date or (ii) to file any document with any foreign or domestic patent, trademark or copyright office or any foreign governmental, municipal or other office. The Collateral Agent shall not be responsible for the consequences of any oversight or error of judgement whatsoever, except that the Collateral Agent shall be liable for losses due to its negligence or bad faith. The Collateral Agent shall not be required to ascertain or inquire as to the performance by Debtor of any of the covenants or agreements contained herein or in the Indenture, the Notes, the Intercreditor Agreement or the other Note Document. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for an action taken or omitted to be taken by any such person in connection with this Agreement or any other Security Document except for such person's own negligence or bad faith. The Collateral Agent may execute any of the powers granted under the Indenture, the Intercreditor Agreement, this Agreement or any other Security Document and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact selected by it with due care.

(signature pages follow)

        IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first above written.

IDI ACQUISITION CORP., a Delaware corporation

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:

Name:

Title:

SCHEDULE A

TO

SECURITY AGREEMENT

    Debtor:        InterDent Service Corporation

    Address of Chief Executive Office:

    222 N. Sepulveda Blvd.
    Suite 740
    El Segundo, CA 90245

    Debtor:        IDI Acquisition Corp.

    Address of Chief Executive Office:

    222 N. Sepulveda Blvd.
    Suite 740
    El Segundo, CA 90245

Exhibit A to Security Agreement

Supplement to Security Agreement

Dated as of December 15, 2004

        Reference is made to that certain Security Agreement (Issuer), dated as of the date hereof (the "Security Agreement"), between IDI Acquisition Corp. ("IDI") and Wells Fargo Bank, National Association, as Collateral Agent for the holders of the Notes. All capitalized terms used herein have the meaning set forth in the Security Agreement.

        InterDent Service Corporation, a Washington corporation ("Service") hereby represents and warrants to the Collateral Agent: (i) that the filing of the appropriate Merger documents with the Delaware Secretary of State has been authorized; (ii) the name of the surviving entity is "InterDent Service Corporation," (iii) Service has become generally obligated for all of the obligations of IDI including, without limitation, the obligations under the Security Agreement, the Notes and the Indenture, and has succeeded to all of the assets of IDI.

        Service hereby confirms and agrees that all references in the Security Agreement to "Debtor" apply to Service and, as security for the Secured Obligations, Service does herby confirm and grant to the Collateral Agent for the benefit of the holders of the Notes a security interest in the Collateral.

        THE VALIDITY OF THIS SUPPLEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(signature page follows)

        IN WITNESS WHEREOF, InterDent Service Corporation has executed and delivered this Supplement as of the date first set forth above.

INTERDENT SERVICE CORPORATION, a Washington Corporation

By:

Name:

Title:

Acknowledged: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:

Name:

Title:

QuickLinks

  Exhibit 10.9